Exhibit 10.61

NEITHER THIS NOTE NOR THE SECURITIES INTO WHICH IT IS CONVERTIBLE HAVE BEEN REGISTERED WITH THE SECURITIES AND EXCHANGE COMMISSION OR THE SECURITIES COMMISSION OF ANY STATE IN RELIANCE UPON AN EXEMPTION FROM REGISTRATION UNDER SECTION 3(b), 4(2) OR 4(6) OF THE SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), AND, ACCORDINGLY, MAY NOT BE OFFERED, SOLD, PLEDGED, TRANSFERRED, ASSIGNED, HYPOTHECATED OR OTHERWISE DISPOSED OF EXCEPT PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT OR PURSUANT TO AN AVAILABLE EXEMPTION OR EXCLUSION FROM THE REGISTRATION REQUIREMENTS THEREUNDER AND IN COMPLIANCE WITH APPLICABLE STATE SECURITIES LAWS.

May 23, 2011

REMEDY OF CONVERTIBLE NOTE DEFAULT

THE ORIGINAL NOTES subject to this AGREEMENT are the Notes issued by National Automation Services, Inc., a corporation organized and existing under the laws of the State of Nevada (the “Company”), to Donovan Enterprises, Inc. & George Donovan (Holder), designated as Company’s 20% Convertible Notes (the “Notes”), issued on October 15, 2010 (the “Original Issuance Date”) and due in six months from the Original Issuance Date on April 15, 2011 (the “Original Due Date” or “Maturity Date”), in an aggregate principal amount of Two Hundred Thousand Dollars (US $200,000.00).   Said Notes are hereinafter referred to as “Notes of Oct 15.”

Holder and the Company mutually agree to extend the terms of the Notes of Oct 15 for six months from the original maturity date of April 15, 2011 to a “New Maturity Date” of October 15, 2011, and to keep intact all binding obligations of such Notes of Oct 15 from their original content and date, with only the following two modifications in consideration for Holder granting this extension to the New Maturity Date:

1) Conversion and Sale of Stock: In accordance with the conversion provisions of Section 2. (a) of the Notes of Oct 15 and as an accommodation by Holder to Company, Holder will exercise one half of Holder’s stock conversion rights provided under the original Notes of Oct 15.  Conversion price will be set at $0.025 per share instead of $0.05 per share as originally agreed in consideration for the Original Notes.

2) New Notes: With one half of the conversion of the Original Notes the Company will Capitalize the interest accrued under the Original Notes and apply the balance to the new principal balance as follows:

a)
$150,000 Original Note of October 15, 2010 to George Donovan as of May 23, 2011 accrued interest balance of $ 36,000 for a total note balance of $186,000. One half of the balance of principle and interest will be converted into the Company’s common stock in the amount of $93,000. The remaining balance of $93,000 will be issued with a new addendum note. The new balance of $93,000 will accrue interest at 20% over the next 6 months where upon October 15, 2011 the note will become due.

b)
$50,000 Original Note of October 15, 2010 to George Donovan as of May 23, 2011 accrued interest balance of $ 12,000 for a total note balance of $62,000. One half of the balance of principle and interest will be converted into the Company’s common stock in the amount of $31,000. The remaining balance of $31,000 will be issued with a new addendum note. The new balance of $31,000 will accrue interest at 20% over the next 6 months where upon October 15, 2011 the note will become due.

IN WITNESS WHEREOF, the Company has caused this instrument to be duly executed by an officer thereunto duly authorized as of the date first above indicated.

NATIONAL AUTOMATION SERVICES, INC.

By:	/s/ Robert Chance
Name: Robert W. Chance - CEO

Acceptance:

By:	/s/ George Donovan
Donovan Enterprises, Inc.
George Donovan, its

By:	/s/ George Donovan
George Donovan, its

NEITHER THIS NOTE NOR THE SECURITIES INTO WHICH IT IS CONVERTIBLE HAVE BEEN REGISTERED WITH THE SECURITIES AND EXCHANGE COMMISSION OR THE SECURITIES COMMISSION OF ANY STATE IN RELIANCE UPON AN EXEMPTION FROM REGISTRATION UNDER SECTION 3(b), 4(2) OR 4(6) OF THE SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), AND, ACCORDINGLY, MAY NOT BE OFFERED, SOLD, PLEDGED, TRANSFERRED, ASSIGNED, HYPOTHECATED OR OTHERWISE DISPOSED OF EXCEPT PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT OR PURSUANT TO AN AVAILABLE EXEMPTION OR EXCLUSION FROM THE REGISTRATION REQUIREMENTS THEREUNDER AND IN COMPLIANCE WITH APPLICABLE STATE SECURITIES LAWS.

No. CE-2	$31,000.00

20% CONVERTIBLE NOTE DUE SIX MONTHS FROM THE ORIGINAL ISSUANCE DATE

THIS NOTE is a duly authorized note issued by National Automation Services, Inc., a corporation organized and existing under the laws of the State of Nevada (the “Company”), designated as its 20% Convertible Notes (the “Notes”) due in six months from the Original Issuance Date (the “Maturity Date”), issued on May 23, 2011 (the “Original Issuance Date”) in an aggregate principal amount of Thirty One Thousand Dollars (US $31,000.00).

FOR VALUE RECEIVED, the Company promises to pay to Donovan Enterprises (the “Holder”) the principal sum of $31,000, on or prior to the Maturity Date and to pay interest to the Holder on the principal sum at a flat rate of 20% of the principal amount of the Note (40% per annum).  Interest shall accrue daily commencing on the Original Issuance Date until payment in full of the principal sum, together with all accrued and unpaid interest, has been made.  If at any time after the Original Issuance Date an Event of Default has occurred, the Holder shall be entitled to remedies under Section 2 hereof.  Company is accepting all or part of the Offering in $25,000.00 increments and above at Holder’s discretion.  This is not a Public Offering and is for accredited investors only.

This Note is subject to the following additional provisions:

Section 1.     Events of Default and Remedies.

I.           “Event of Default,” when used herein, means any one of the following events (whatever the reason and whether any such event shall be voluntary or involuntary or effected by operation of law or pursuant to any judgment, decree or order of any court, or any order, rule or regulation of any administrative or governmental body):

(a)       any default in the payment of the principal of or interest on this Note as and when the same shall become due and payable either at the Maturity Date, by acceleration, conversion, or otherwise;

(b)      the Company shall fail to observe or perform any other covenant, agreement or warranty contained in, or otherwise commit any breach of, this Note, and such failure or breach shall not have been remedied within three (3) Business Days of its receipt of notice of such failure or breach;

(c)       the Company shall commence a voluntary case under the United States Bankruptcy Code as now or hereafter in effect or any successor thereto (the “Bankruptcy Code”); or an involuntary case is commenced against the Company under the Bankruptcy Code and the petition is not controverted within thirty (30) days, or is not dismissed within sixty (60) days, after commencement of the case; or a “custodian” (as defined in the Bankruptcy Code) is appointed for, or takes charge of, all or any substantial part of the property of the Company or the Company commences any other proceeding under any reorganization, arrangement, adjustment of debt, relief of debtors, dissolution, insolvency or liquidation or similar law of any jurisdiction whether now or hereafter in effect relating to the Company or there is commenced against the Company any such proceeding which remains undismissed for a period of sixty (60) days; or the Company is adjudicated insolvent or bankrupt; or any order of relief or other order approving any such case or proceeding is entered; or the Company suffers any appointment of any custodian or the like for it or any substantial part of its property which continues undischarged or unstayed for a period of thirty (30) days; or the Company makes a general assignment for the benefit of creditors; or the Company shall fail to pay, or shall state that it is unable to pay, or shall be unable to pay, its debts generally as they become due; or the Company shall call a meeting of its creditors with a view to arranging a composition or adjustment of its debts; or the Company shall by any act or failure to act indicate its consent to, approval of or acquiescence in any of the foregoing; or any corporate or other action is taken by the Company for the purpose of effecting any of the foregoing;

II.           i)          If any Event of Default occurs and continues, then the Holder may, by notice to the Company, accelerate all of the payments due under this Note by declaring all amounts so due under this Note, whereupon the same shall become immediately due and payable without presentment, demand, protest or other notice of any kind, all of which are waived by the Company, notwithstanding anything contained herein to the contrary, and the Holder may immediately and without expiration of any grace period enforce any and all of its rights and remedies hereunder and all other remedies available to it under applicable law.  Such declaration may be rescinded and annulled by the Holder at any time prior to payment hereunder.  No such rescission or annulment shall affect any subsequent Event of Default or impair any right consequent thereon.  This shall include, but not be limited to the right to temporary, preliminary and permanent injunctive relief without the requirement of posting any bond or undertaking.

(b)      The Holder may thereupon proceed to protect and enforce its rights either by suit in equity and/or by action at law or by other appropriate proceedings whether for the specific performance (to the extent permitted by law) of any covenant or agreement contained in this Note or in aid of the exercise of any power granted in this Note, and proceed to enforce the payment of this Note.

(c)       Except as expressly provided for herein, the Company specifically (i) waives all rights it may have (A) to notice of nonpayment, notice of default, demand, presentment, protest and notice of protest with respect to any of the obligations hereunder or the shares of Common Stock and (B) notice of acceptance hereof or of any other action taken in reliance hereon, notice and opportunity to be heard before the exercise by the Holder of the remedies of self-help, set-off, or other summary procedures and all other demands and notices of any type or description except for cure periods; and (ii) releases the Holder, its officers, directors, agents, employees and attorneys from all claims for loss or damage caused by any act or failure to act on the part of the Holder, its officers, attorneys, agents, directors and employees except for gross negligence or willful misconduct.

(d)      As a non-exclusive remedy, upon the occurrence of an Event of Default, the Holder may convert the remaining principal amount of the Notes and accrued interest thereon at the Fixed Conversion Price upon giving a Notice of Conversion to the Company.  Except as otherwise provided herein, the Company shall not have the right to object to the conversion and it shall release the shares of Common Stock so elected.

Section 2.     Conversion.

(a)           The unpaid principal amount of this Note plus all accrued interest thereon shall be convertible into shares of Common Stock at the Conversion Price of $.025 per share, at the option of the Holder, in whole subject to certain timing restrictions described below. Shares issued upon Conversion shall be Restricted Stock subject to a mandatory holding period of six (6) months as promulgated by the SEC. The date on which such conversion is to be effected (the “Conversion Date”) shall be as set forth in Section 2(g). The Holder shall effect conversions by surrendering the Note to be converted to the Company, together with the form of notice attached hereto as Appendix I (“Notice of Conversion”).  Each Notice of Conversion shall specify the amount of principal and accrued interest to be converted. Each Notice of Conversion, once given, shall be irrevocable.  If the Holder is converting less than the entire principal amount represented by this Note, the Company shall deliver to the Holder a new Note for such principal amount as has not been converted within ten (10) Business Days of the Conversion Date.  Upon conversion in full of the Note or upon payment in full on or before the Maturity Date, the Purchaser shall return the Note to the Company for cancellation.

(b)           The Company shall use reasonable efforts to deliver to the Holder not later than ten (10) Business Days after the Conversion Date, (i) a certificate or certificates representing the number of shares of Common Stock being acquired upon the conversion of this Note, and once this Note so converted in part shall have been surrendered to the Company, the Company shall deliver to the Holder a Note in the principal amount, if any, of this Note not then converted; provided, however, that the Company shall not be obligated to issue certificates evidencing the shares of Common Stock issuable upon conversion of this Note until this Note is either delivered for conversion to the Company or the Holder notifies the Company that this Note has been lost, stolen or destroyed and provides an affidavit of loss and an agreement reasonably acceptable to the Company indemnifying the Company from any loss incurred by it in connection with such loss, theft or destruction.

(c)           The Company covenants and agrees that it shall, at all times, reserve and keep available out of its authorized and unissued Common Stock solely for the purpose of issuance upon conversion of this Note as herein provided, free from preemptive rights or any other actual contingent purchase rights of persons other than the Holder of this Note, such number of shares of Common Stock as shall be issuable upon the conversion of the aggregate principal amount of the outstanding Notes.  The Company covenants that all shares of Common Stock that shall be so issuable shall, upon issuance, be duly and validly authorized and issued and fully paid and non-assessable.

(d)           No fractional shares of Common Stock shall be issuable upon a conversion hereunder and the number of shares to be issued shall be rounded up or down to the nearest whole share.

(e)           The issuance of a certificate or certificates for shares of Common Stock upon conversion of this Note shall be made without charge to the Holder for any documentary stamp or similar taxes that may be payable in respect of the issuance or delivery of such certificate, provided that the Company shall not be required to pay any tax that may be payable in respect of any transfer involved in the issuance and delivery of any such certificate upon conversion in a name other than that of the Holder and the Company shall not be required to issue or deliver such certificates unless or until the person or persons requesting the issuance thereof shall have paid to the Company the amount of such tax or shall have established to the satisfaction of the Company that such tax has been paid.

(f)           The Note converted into Common Stock shall be canceled upon conversion.

(g)           Each Notice of Conversion shall be given to the Company pursuant to Section 8 and shall be affected on the Business Day on which it is deemed so given if given no later than 5:00 p.m. Nevada time on such Day.  In the event that the Notice of Conversion is deemed given to the Company after 5:00 p.m. Nevada time on any Business Day or at any time on a day that is not a Business Day, Notice of Conversion will be affected on the following Business Day.

Absolute Payment Obligation; Limitation on Prepayment.  Except as expressly provided herein, no provision of this Note shall alter or impair the obligation of the Company, which is absolute and unconditional, to pay the principal of, and interest on, this Note at the time, place, and rate, and in the coin or currency, herein prescribed.  This Note is a direct obligation of the Company.  This Note ranks pari passu with all other Notes now or hereafter issued under the terms set forth herein.

Section 3.                     No Rights as a Stockholder.  This Note shall not entitle the Holder to any of the rights of a stockholder of the Company, including without limitation, the right to vote, to receive dividends and other distributions, or to receive any notice of, or to attend, meetings of stockholders or any other proceedings of the Company, unless and to the extent converted into shares of Common Stock in accordance with the terms hereof.

Section 4.                     Loss, Theft, Mutilation or Destruction.  If this Note shall be mutilated, lost, stolen or destroyed, the Company shall execute and deliver, in exchange and substitution for and upon cancellation of a mutilated Note, or in lieu of or in substitution for a lost, stolen or destroyed Note, a new Note for the principal amount of this Note so mutilated, lost, stolen or destroyed but only upon receipt of an affidavit of such loss, theft or destruction of such Note, and, if requested by the Company, an agreement to indemnify the Company in form reasonably acceptable to the Company.

Section 5.                     Payment Dates.  Whenever any payment or other obligation hereunder shall be due on a day other than a Business Day, such payment shall be made on the next following Business Day.

Section 6.                     Notices.  All notices, requests and other communications hereunder must be in writing and will be deemed to have been duly given only if delivered personally against written receipt, by facsimile transmission against facsimile confirmation, or mailed by recognized overnight courier prepaid, to the parties at the following addresses or facsimile numbers:

If to the Company:	National Automation Services, Inc.
P.O. Box 531744
Henderson, NV 89053
Attn: Robert W. Chance, President & CEO
Fax: (480) 892-1085

If to the Holder:	Donovan Enterprises

All such notices, requests and other communications will (a) if delivered personally to the address as provided in this Section 8, be deemed given upon delivery, (b) if delivered by facsimile transmission to the facsimile number as provided for in this Section 8, be deemed given upon facsimile confirmation, (c) if delivered by overnight courier to the address as provided in this Section 8, be deemed given on the earlier of the first Business Day following the date sent by such overnight courier or upon receipt and (d) if by electronic mail, when directed to an electronic mail address provided for in this Section 8, be deemed given upon delivery (in each case regardless of whether such notice, request or other communication is received by any other Person to whom a copy of such notice is to be delivered pursuant to this Section 8). Any party from time to time may change its address, facsimile number, email address or other information for the purpose of notices to that party by giving notice specifying such change to the other party hereto.

Section 7.                      Waiver.  Any waiver by the Company or the Holder of a breach of any provision of this Note shall not operate as or be construed to be a waiver of any other breach of such provision or of any breach of any other provision of this Note.  The failure of the Company or the Holder to insist upon strict adherence to any term of this Note on one or more occasions shall not be considered a waiver or deprive that party of the right thereafter to insist upon strict adherence to that term or any other term of this Note.  Any waiver must be in writing.

Section 8.                     Invalidity.  If any provision of this Note is held to be invalid, illegal or unenforceable, the balance of this Note shall remain in effect, and if any provision is held to be inapplicable to any person or circumstance, it shall nevertheless remain applicable to all other persons and circumstances.

Section 9.                     Rules of Construction. By its acceptance of this Note, Holder acknowledges and agrees that he has been represented by counsel during the negotiation and execution of this Note, and therefore he waives the application of any law, regulation, holding or rule of construction providing that ambiguities in an agreement or other document will be construed against the party drafting such agreement or document.

Section 10.                   Governing Law.  This Note shall be construed and enforced in accordance with and governed by the internal laws of the State of Nevada, without regard to its principles of conflicts of laws.

Section 11.                   Consent to Jurisdiction; Service of Process.  The Company and Holder, by his acceptance of this Note, each irrevocably consents and agrees that any proceeding commenced by it arising out of or relating to this Note shall be brought only in the applicable court in the State of Nevada, and each (i) irrevocably accepts and submits to the jurisdiction of such court in personam, (ii) irrevocably and unconditionally waives any objection to the laying of venue in such court, (iii) irrevocably and unconditionally waives and agrees not to plead or assert the claim that any such court is not a convenient forum with respect to any such proceeding or other similar defense or doctrine, and (iv) agrees that process in any such proceeding may be served on any party in the manner provided herein for the giving of notices or in any other manner provided by applicable law.

Section 12.                   Waiver of Jury Trial. The Company and Holder, by his acceptance of this Note, each irrevocably waives any and all right to trial by jury in any proceeding arising out of or related to this Note.

Section 13.                   Transfer; Assignment.  This Note is not transferable, negotiable or assignable by Holder except pursuant to the laws of descent and distribution.

Section 14.                   Headings.  Headings are for convenience of reference only and shall not limit or otherwise affect or be used in the construction of any of the terms or provisions hereof.

IN WITNESS WHEREOF, the Company has caused this instrument to be duly executed by an officer thereunto duly authorized as of the date first above indicated.

NATIONAL AUTOMATION SERVICES, INC.

By:	/s/ Robert W Chance
Name: Robert W. Chance
Title: President & Chief Executive Officer